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                                                                   Exhibit 10.11



                             FIRSTMERIT CORPORATION
                       UNFUNDED SUPPLEMENTAL BENEFIT PLAN
   (EFFECTIVE AS OF JANUARY 1, 1984; ADMINISTRATIVE CHANGES TO CHANGE NAME TO
              FIRSTMERIT CORPORATION EFFECTIVE DECEMBER 15, 1994)


                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Plan, the following terms shall have the meanings hereinafter set forth:

         1.1 ADMINISTRATIVE COMMITTEE. The Administrative Committee appointed to administer the Pension Plan for Employees of FirstMerit Corporation.

         1.2 BOARD. The Board of Directors of FirstMerit Corporation.

         1.3 CODE. The Internal Revenue Code of 1954, as amended, or as it may be amended from time to time.

         1.4 COMPANY. FirstMerit Corporation and any subsidiary and/or affiliated corporation which has properly adopted the Pension Plan, except where a specific reference is made to a particular corporation.

         1.5 EFFECTIVE DATE. January 1, 1984.

         1.6 EMPLOYEE. A Member in the Pension Plan, or any retired Employee of the Company who is currently receiving a supplemental pension benefit from the Company.

         1.7 PENSION PLAN. The Pension Plan for Employees of FirstMerit Corporation.

         1.8 PLAN. The FirstMerit Corporation Unfunded Supplemental Benefit
Plan.

         1.9 PLAN YEAR. The twelve (12)-month period adopted as the Plan Year for the Pension Plan. The Plan Year for the Pension Plan as of the Effective date of this Plan is the twelve (12)-month period beginning January 1.

                                    ARTICLE 2
                                 PURPOSE OF PLAN

         2.1 PURPOSE. The Plan is designed to provide supplemental retirement benefits payable out of the general assets of the Company as provided in Section 4.1.





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                                    ARTICLE 3
                                   ELIGIBILITY

         3.1 EMPLOYEE'S ELIGIBILITY. All Employees and beneficiaries of Employees eligible to receive benefits from the Pension Plan shall be eligible to receive benefits under this Plan in accordance with Section 4.1 regardless of when the Employees may have retired.

         3.2 RETIRED EMPLOYEES' ELIGIBILITY. All retired Employees of the Company who are currently receiving supplemental retirement benefits from the Company shall be eligible to participate in this Plan and receive the benefit provided in accordance with Section 4.2.

                                    ARTICLE 4
                                    BENEFITS

         4.1 AMOUNT OF BENEFITS. The amount of the benefit payable under the Plan to an Employee shall be equal to the monthly benefit which would be payable to or on behalf of an Employee under the Pension Plan if Section 13.01 (as amended) and the limitations of Code Section 415 were inapplicable, and if the amount of any compensation deferred by the Employee was included in the calculation of Compensation for the Plan Year, less the monthly benefit actually payable to or on behalf of the Employee under the Pension Plan. For purposes of determining the amount of an Employee's benefit under this Section 4.1, the vesting requirements of the Pension Plan shall also apply to the benefit payable under this Plan.

         4.2 AMOUNT OF RETIRED EMPLOYEES' BENEFITS. Any retired Employee of the Company who, as of the Effective Date, is receiving a supplemental retirement benefit from the Company shall be entitled to receive, in lieu of such supplemental retirement benefit, a benefit from this Plan equal to the amount of benefit the retired Employee is receiving on the Effective Date. The terms and conditions under which such retired Employee's supplemental retirement benefit is being paid are hereby incorporated in and made a part of this Plan.

         4.3 FORM OF BENEFIT PAYMENTS. The benefits payable to or on behalf of an Employee as determined under Section 4.1 shall be paid as a lump sum payment or in the form of a life annuity or converted to a joint and survivor annuity based upon the actuarial factors, as determined by the Administrative Committee in its sole discretion. In making its decision, the Administrative Committee shall consider the form in which the Employee's benefit is payable under the Pension Plan and any other matters it considers relevant.

         4.4 TIME OF BENEFIT PAYMENTS. Benefits due under the Plan shall be paid coincident with the payment date of benefits under the Pension Plan or at such other time or times as the Administrative Committee in its discretion determines.

         4.5 BENEFITS UNFUNDED. The benefits payable under the Plan shall be paid by the Company each year out of its general assets and shall not be funded in any manner.


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                                    ARTICLE 5
                                 ADMINISTRATION

         5.1 DUTIES OF ADMINISTRATIVE COMMITTEE. The Plan shall be administered by the Administrative Committee in accordance with its terms and purposes. The Administrative Committee shall determine the amount and manner of payment of the benefits due to or on behalf of each Employee from the Plan and shall cause them to be paid by the Company accordingly.

         5.2 FINALITY OF DECISIONS. The decisions made by and the actions taken by the Administrative Committee in the administration of the Plan shall be final and conclusive on all persons, and the members of the Administrative Committee shall not be subject to individual liability with respect to the Plan.

                                    ARTICLE 6
                            AMENDMENT AND TERMINATION

         6.1 AMENDMENT AND TERMINATION. While the Company intends to maintain the Plan in conjunction with the Pension Plan for as long as necessary, the Board reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate, provided, however, such amendment or termination shall only operate prospectively. No amendment or termination shall reduce or eliminate any benefit to which any Employee is entitled under the terms of the Plan at the time of the amendment or termination.

         6.2 CONTRACTUAL OBLIGATION. Notwithstanding Section 6.1, the Company hereby makes a contractual commitment to pay the benefits payable under the Plan to the extent it is financially capable of meeting such obligations.

         6.3 PLAN FINANCES. The Company may (but shall not be obligated to) finance its obligation under the Plan by the purchase of life insurance, life insurance annuities, tax-exempt bonds, or any other asset or investment. Such investments shall remain part of the general assets of the Company subject to the claims of the Company's general creditors. The Members shall have no right to or interest in such investments.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 NO EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as a contract of employment between the Company and an Employee, or as a right of any Employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without cause.

         7.2 LAW APPLICABLE. This Plan shall be governed by the laws of the State of Ohio.



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         7.3 APPLICATION AND FORMS FOR SUPPLEMENTAL BENEFIT. The Administrative
Committee may require a Member to complete and file with the Administrative Committee an application for a supplemental benefit hereunder and all other forms approved by the Administrative Committee, and to furnish all pertinent information requested by the Administrative Committee. The Administrative Committee may rely upon all such information so furnished it, including the Member's current mailing address, age, or marital status.

         7.4 COMMENCEMENT OF SUPPLEMENTAL BENEFIT. No interest shall accrue or be paid for any period from the date as of which payments are to be made and the date such payments are actually made.

         7.5 MANNER OF MAKING PAYMENTS. Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may make payments to such person, to his legal representative or to a relative or friend of such person for his benefit, or the Administrative Committee may apply the payment for the benefit of such person in such manner s the Administrative Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan. If the Administrative Committee is in doubt as to whether benefit payments are being received by the person entitled thereto, it may withhold such payments until such person has been located.

         7.6 NONALIENATION OF BENEFITS. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind,, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Member, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts,, liabilities, or torts of any person entitled to benefits hereunder.

         7.7 ACTION BY COMPANY. Any action which may be taken by a Company under the Plan may be by resolution of its Board of Directors or by any person or persons duly authorized by resolution of said Board of Directors to take such action.

         7.8 WRITTEN COMMUNICATIONS REQUIRED. Any notice, request or instruction to be given hereunder shall be in writing and either personally delivered to the addressee or deposited, postpaid, in the United States mail, properly addressed to the addressee, in the case of a Member, beneficiary, or similar person, at the last address for notice shown on the Administrative Committee's records or, in the case of the Administrative Committee, at FirstMerit Corporation, 106 South Main Street, Akron, Ohio 44308.


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         7.9 PRESUMPTION OF DEATH. If any Member, spouse, or beneficiary who is entitled to benefit payments under the Plan shall have disappeared or shall have been absent from his last known place of abode for the continuous period of seven (7) years with his whereabouts for such period unknown to those persons most likely to know thereof, and such payee has for like period not been heard from by those persons most likely to hear from the payee; the Member, spouse, or beneficiary will be presumed to have died on the day of his disappearance, the last day his whereabouts were known, or the last day he was heard from, whichever is latest.

         If the Administrative Committee is unable to make or direct payment of any benefit to any person entitled thereto because the identity or whereabouts of such person cannot be ascertained, then the Administrative Committee shall be entitled to withhold payment until both identity and whereabouts are ascertained.

         Adopted and approved effective as of January 1, 1984, this 10th day of May, 1984.


Signed in the Presence of:                    FirstMerit Corporation

   /s/ Jay E.  Smith                          By:/s/ Howard L.  Flood
-------------------------------------            ------------------------------
                                              Its:     President








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